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Exhibit 5.1

WILMERHALE

November 5, 2013

Karyopharm Therapeutics Inc.
2 Mercer Road
Natick, MA 01760

Re:
Rule 462(b) Registration Statement on Form S-1

Ladies and Gentlemen:

        We have acted as counsel to you in connection with your filing of (i) a Registration Statement on Form S-1 (File No. 333-191584) (the "Initial Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and (ii) a second registration statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act (the "462(b) Registration Statement," and together with the Initial Registration Statement, the "Registration Statement"). This opinion letter is furnished to you in connection with your filing of the 462(b) Registration Statement, relating to the registration of 1,303,333 shares of Common Stock, $0.0001 par value per share (the "Shares"), of Karyopharm Therapeutics Inc., a Delaware corporation (the "Company"), including 170,000 Shares issuable upon exercise of an over-allotment option granted by the Company.

        The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company and the several underwriters named in Schedule A thereto, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Leerink Swann LLC are acting as representatives, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

        We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

Wilmer Cutler Pickering Hale and Dorr LLP, 850 Winter Street, Waltham, MA 02451

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        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in the Registration Statement and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:
/s/ JOSHUA D. FOX Joshua D. Fox, a Partner

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  Exhibit 5.1